Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.
Double asterisks denote omissions.

Execution Copy

AMENDMENT II
TO
LICENSE AGREEMENT

This Amendment II to License Agreement (this “Amendment”), dated as of March 2, 2020 (the “Amendment Effective Date”), is made and entered into by and between Agios Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware with a principal place of business at 88 Sidney Street, Cambridge, MA 02139 (“Agios”) and CStone Pharmaceuticals, a corporation organized and existing under the laws of the Cayman Islands, with a registered address at P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands (“Licensee”). Each of Agios and Licensee may be referred to herein as a “Party” and Agios and Licensee may be referred to herein collectively as the “Parties.”
WHEREAS, Agios and Licensee entered into a License Agreement as of June 25, 2018 (as amended, supplemented or otherwise modified through, but not including, the date hereof, the “Agreement”);
WHEREAS, the Parties wish to amend the Agreement to include Singapore as part of the Territory as herein provided; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:
1.Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
2.Amendments to Agreement.
(a)The following definition shall be added as Section 1.12 of the Agreement as of the Amendment Effective Date, and the section number of the defined terms thereafter shall be adjusted accordingly:
“Agios Singapore Patent Rights” means all Patent Rights that (a) are Controlled as of the Amendment Effective Date or during the Term by Agios in Singapore, and (b) cover any Licensed Product, or its Development, Manufacture or Commercialization in the Field in Singapore; but excluding Joint Combination

Therapy Patent Rights. Agios Singapore Patent Rights as of the Amendment Effective Date include those listed in Exhibit A-1 attached hereto.”
(b)The definition “Jurisdiction” of Section 1.61 is hereby amended and restated to read in its entirety as follows as of the Amendment Effective Date:
“Jurisdiction” means each of the following: (i) Mainland China, (ii) Taiwan, (iii) Hong Kong, (iv) Macau, and (v) Singapore.
(c)Section 4.01(f) is hereby amended and restated to read in its entirety as follows as of the Amendment Effective Date:
“Licensee shall use Commercially Reasonable Efforts to obtain, or cause to be obtained, Regulatory Approval and, if applicable, Reimbursement Approval, for a Licensed Product in each Initial Indication and Additional Indication in each of (i) Mainland China, (ii) Taiwan, (iii) Hong Kong and Macau (with it being agreed that, if Regulatory Approval is obtained in Hong Kong, Licensee shall not also be required to separately obtain Regulatory Approval in Macau), and (iv) Singapore, including by providing all necessary resourcing required to seek and maintain Regulatory Approval and, if applicable, Reimbursement Approval for a Licensed Product.”
(d)Section 6.04 (Commercialization Efforts) is hereby amended and restated to read in its entirety as follows as of the Amendment Effective Date:
“Licensee shall use Commercially Reasonable Efforts to Commercialize Licensed Products in each of (i) Mainland China, (ii) Taiwan, (iii) Hong Kong and Macau (it being understood that, if Licensee Commercializes Licensed Products in Hong Kong, it may be commercially Reasonable to not separately also Commercialize Licensed Products in Macau given the small number of Patents in Macau), and (iv) Singapore.”
(e)The second sentence of Section 8.03(c) is hereby amended and restated to read in its entirety as follows as of the Amendment Effective Date:
“For purposes of this Section, “Exception” shall mean, (i) with respect to a given Global Study, that SDA will not accept such Global Study (with or without any bridging study(ies) as sufficient to support an application for Regulatory Approval for the applicable Licensed Product in Mainland China and, instead, requires Licensee to conduct one or more alternative studies (other than any bridging study(ies)) to support the filing of an application for Regulatory Approval for such Licensed Product in Mainland China or (ii) solely with respect to Hong Kong, Macau, Taiwan and Singapore, that Agios shall provide to Licensee the U.S. NDA dossier at no cost for use in Licensee’s applications for Regulatory Approval in Hong Kong, Macau, Taiwan and Singapore.”
(f)Section 8.04(d) is hereby amended and restated to read in its entirety as follows as of the Amendment Effective Date:

“In the event that Licensee achieves a milestone set forth in rows (iii) through (ix) in a Jurisdiction other than [**] or [**], Licensee shall pay to Agios [**] percent ([**]%) multiplied by the applicable milestone payment upon such achievement, with the remaining [**] percent ([**]%) due upon achievement of the applicable milestone in [**]. For the avoidance of doubt, no development or regulatory milestone(s) shall be payable by Licensee for the achievement of the milestones set forth in Section 8.04(a) in [**].”
(g)Agios hereby makes the same representations and warranties set forth under Section 11.03 (Additional Agios Warranties) of the Agreement with respect to the Agios Singapore Patent Rights listed in Exhibit A-1 as of the Amendment Effective Date, in each case, substituting "Agios Singapore Patent Rights" for "Agios Patent Rights", “Singapore” for “Territory”, and “Exhibit A-1” for “Exhibit A” with respect to each representation and warranty, and otherwise mutatis mutandis.
(h)Licensee hereby makes the same representations and warranties set forth under Section 11.04 (Additional Licensee Warranties and Covenants) of the Agreement with respect to Singapore as of the Amendment Effective Date, mutatis mutandis.
(i)Section 17.02 (Entire Agreement) is hereby amended and restated to read in its entirety as follows as of the Amendment Effective Date:
“This Agreement, the first amendment dated March 2, 2020, and second amendment dated March 2, 2020 together with the exhibits and schedules attached hereto and any other amendments hereto, constitute the entire agreement between Agios or any of its Affiliates, on the one hand, and Licensee or any of its Affiliates, on the other hand, with respect to the subject matter hereof, supersedes all prior understandings and writings between Agios or any of its Affiliates, on the one hand, and Licensee or any of its Affiliates, on the other hand relating to such subject matter, including the Confidentiality Agreement, and, subject to Section 4.01 (Development in the Field in the Territory), shall not be modified, amended or (subject to ARTICLE XIV (Term and Termination)) terminated, except by another agreement in writing executed by the Parties.
3.Mutual Representations and Warranties. The representations and warranties made by each of Licensee and Agios under Section 11.01 (Mutual Representations and Warranties) of the Agreement shall apply to this Amendment as if the same were set out herein in full, mutatis mutandis, except that the representations and warranties made hereunder shall be made as of the Amendment Effective Date.
4.Miscellaneous
(a)The Parties hereby confirm and agree that, as amended hereby, the provisions of the Agreement remain in full force and effect and the Agreement remains a binding obligation of the Parties. In the event of a conflict between the Agreement and this Amendment, the provisions of this Amendment shall prevail.

(b)This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, exclusive of its conflicts of laws principles.
(c)This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures transmitted via .pdf shall be treated as original signatures. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting the Agreement.
* * *

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives on the Amendment Effective Date.

AGIOS PHARMACEUTICALS, INC. CSTONE PHARMACEUTICALS

By: /s/ Andrew Hirsch_____________ By: __/s/ Bing Yuan_______________
Name: __ Andrew Hirsch __________ Name: __Bing Yuan______________
Title: __Chief Financial Officer______ Title: Chief Strategy and Business Officer____

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